UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2007

ENERGTEK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51249 (Commission File Number)	42-1708652 (IRS Employer Identification No.)

26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets

On May 24, 2007, the Registrant partially exercised its option to purchase shares of common stock of Angstore Technologies Ltd. pursuant to and in accordance with the Letter of Agreement, dated November 8, 2006, between the Registrant and Angstore Technologies Ltd. On such date, the Registrant purchased 1,363 shares of common stock of Angstore Technologies Ltd. The aggregate purchase price paid for such shares was $50,000.

Prior to May 24, 2007, the Registrant had purchased an aggregate of 2,181 shares of the common stock of Angstore Technologies Ltd. by partially exercising such option on various dates subsequent to November 8, 2006. As of May 24, 2007, the Registrant is the owner of a total of 3,544 shares (representing approximately 28.25%) of the outstanding common stock of Angstore Technologies Ltd. For all the terms and conditions of the Letter of Agreement, reference is hereby made to the copy of such agreement annexed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2006, which was  filed with the Securities and Exchange Commission on November 14, 2006.

Angstore Technologies Ltd. is engaged in the development of Adsorbed Natural Gas systems and other clean energy technologies relating to natural gas vehicles. Most of the revenues of Angstore Technologies Ltd. have been derived from subcontracting services provided to the Registrant and its other subsidiaries. Certain summary financial information of Angstore Technologies Ltd. is set forth in the table below.

In Dollars	Three months	Year	Three months
	ended	ended	ended
	31-Mar-07	31-Dec-06	31-Mar-06

Revenues	23,989	98,978	0

Gross Profit (Loss)	(87,830)	(108,829)	(16,991)

Operating Profit (Loss)	(149,593)	(308,550)	(78,669)

Net Profit (Loss)	(176,500)	(324,034)	(78,697)

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On May 21, 2007, we raised $200,000 by selling to a purchaser 400,000 units of the Company’s securities, each unit consisting of one share of common stock and two warrants, one of which was designated the Class 2007-D Warrant and the other the Class 2007-E Warrant. Each Class 2007-D Warrant entitles the holder thereof to purchase one share of common stock at a purchase price of $0.75 until June 30, 2008. Each Class 2007-E Warrant entitles the holder thereof to purchase one share of common stock at a purchase price of $1.05 until December 31, 2009. The purchase price paid to the Company for each unit was $0.50, amounting in the aggregate to $200,000. The units were offered and sold pursuant to a placement held under Regulation S promulgated under the Securities Act of 1933, as amended. The purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. The purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts. A commission is due in the amount of $10,000 and additional 20,000 shares of our common stock are to be issued as commission.

For all the terms and conditions of the subscription agreement and the warrant agreements, reference is hereby made to the form of such agreements annexed hereto as Exhibits 10.1, 10.2, and 10.3. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 22, 2007, the Board of Directors of the Registrant elected Ms. Zhenia Fleisher as an additional director effective May 22, 2007. Since 2005, Ms. Fleisher has been a senior research scientist with Symrise Inc. in Teterboro, New Jersey, where she has been performing research on the chemistry of fragrances, perfumery, and the physical chemistry of odor perception. Since 2003, she has been an adjunct professor at Ramapo College in Mahwah, New Jersey. From 2002 until 2005, she was a director of research at Manheimer Inc. From 1996 until 2002, she was the manager of the Botanicals and Flavors Group at Danisco (Cultor Food Science, Pfizer Food Science) in Ardsley, New York. Between 1976 and 1996, she held various positions as a scientific researcher. She received her Ph.D. in Chemistry from the Technion, Israel Institute of Technology in 1984, her M.S. in Chemistry from the Technion, Israel Institute of Technology in 1979, and her B.S. in Chemistry from the St. Petersburg State University in 1976.

Mrs. Fleisher will hold office until the next annual meeting of shareholders or until her successor has been duly elected and qualified. Mrs. Fleisher does not have any family relationships with any of the directors or executive officers of the Registrant. There were no transactions during the last two years, or any proposed transactions, to which the Registrant was or is to be a party, in which Mrs. Fleisher had or is to have a direct or indirect material interest.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.        Not applicable
(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibit 10.1	Form of Regulation S Subscription Agreement (annexed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on March 2, 2007 and incorporated herein by reference)

Exhibit 10.2	Form of Class 2007-D Warrant Agreement (annexed as Exhibit 10.15 to the Form 8-K filed with the Securities and Exchange Commission on March 2, 2007 and incorporated herein by reference)

Exhibit 10.3	Form of Class 2007-E Warrant Agreement (annexed as Exhibit 10.16 to the Form 8-K filed with the Securities and Exchange Commission on March 2, 2007 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2007

ENERGTEK INC.

By:	/s/ Doron Uziel
Name: Doron Uziel
Title: President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer